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                                                                   EXHIBIT 10.1




                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT dated as of June 28, 1996 and effective as of July 1, 1996, among TH-Q, Inc., a New York corporation (the "Buyer"), Inland Productions, Inc., an Illinois corporation (the "Company"), Scott Williamson and Michael Cihak (collectively, the "Principal Stockholders").

         The Company proposes to issue and sell for an aggregate purchase price of $600,000 to the Buyer, two hundred fifty (250) shares (the "Shares") of its common stock, no par value (the "Common Stock"). The Shares will be issued pursuant to and subject to all of the terms and conditions of this Agreement.

         In connection with the foregoing, the parties agree as follows:

         1.      Sale and Purchase of Shares.

                 1.1      Sale of Shares.  On the Closing Date (as defined in
Section 2), the Company shall sell the Shares to the Buyer and the Buyer shall purchase the Shares for the purchase price provided in Section 1.2. The Buyer will have piggyback registration rights with respect to the Shares as set forth in the Registration Rights Agreement dated as of June 28, 1996 between the Company and the Buyer.

                 1.2 Purchase Price. The aggregate purchase price for the Shares (the "Purchase Price") is $600,000. The Purchase Price shall be paid by the Buyer as follows:

                          (i)     on the Closing Date, the Buyer shall pay to
the Company an aggregate of $300,000 in cash;

                          (ii) the balance of the Purchase Price shall be paid by the Buyer on the Closing Date in shares of common stock, par value $.0001 (the "TH-Q Stock"), of the Buyer with an aggregate fair market value equal to $300,000. For purposes of this provision "fair market value" is to be determined on the basis of the average per share trading price of the TH-Q Stock over the twenty (20) days immediately prior to June 25, 1996. The Company will have certain demand and piggyback registration rights with respect to the TH-Q Stock obtained pursuant to this Agreement as set forth in the Registration Rights Agreement dated as of June 28, 1996 between the Buyer and the Company.

                 1.3 Delivery of Shares. On the Closing Date (as defined in Section 2), the Company shall deliver to the escrow agent for the Shares (the "Stock Escrow Agent") under the escrow agreement referred to in Section 7.1, stock certificates representing the Shares in proper form for transfer.
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         2.      Closing; Closing Date.  The closing of the sale and purchase of the Shares contemplated hereby (the "Closing") shall take place upon satisfaction of the conditions precedent in Sections 6 and 7 on June 28, 1996, or such other time or date as the Buyer, the Company and the Principal Stockholders agree in writing. The date upon which the Closing occurs is herein called the "Closing Date."

         3. Representations and Warranties. The Company and the Principal Stockholders, jointly and severally, represent and warrant to the Buyer as follows:

                 3.1 Principal Stockholders. Each Principal Stockholder represents and warrants to the Buyer that such Principal Stockholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully such Principal
Stockholder's obligations hereunder.   This Agreement has been duly executed
and delivered and is the valid and binding obligation of the Principal Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by the Principal Stockholder of this Agreement in accordance with its respective terms and conditions will not (i) require the approval or consent of any governmental or regulatory body or the approval or consent of any other person; or (ii) constitute (or with notice or lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Principal Stockholder is a party or by or to which the Company is or the Shares are bound or subject. There are no shareholder agreements relating to the Common Stock of the Company, including the Shares.

                 3.2 Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Company does not do business in or own or lease property in any jurisdiction other than its jurisdiction of incorporation.

                 3.3 Corporate Power. The Company has the requisite corporate power and authority to execute, deliver and carry out this Agreement and all other instruments, documents and agreements contemplated or required by the provisions of this Agreement to be executed, delivered or carried out by the Company. The Company has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. The Company has taken all necessary corporate action to approve this Agreement and to authorize the execution, delivery and performance of this Agreement by the Company, the issuance by the Company of the Shares, and the



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consummation of the transactions contemplated hereby.  This Agreement has been duly and properly executed and delivered by the Company and constitutes the legally valid and binding obligations of the Company enforceable against it in accordance with its terms.

                 3.4 Outstanding Capital Stock. The Company is authorized to issue 1,000,000 shares of common stock, no par value, seven hundred fifty
(750) shares of which are issued and outstanding and owned by the Principal Stockholders. No other class of capital stock of the Company is authorized or outstanding. The Company does not own, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any partnership, association or any other business organization. All of the Shares are duly authorized and are validly issued, fully paid and non-assessable.

                 3.5 Options or Other Rights. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or commitment of any kind to purchase or otherwise to receive from the Company any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of the Company, and there is no outstanding security of any kind convertible into such capital stock.

                 3.6 Organizational Documents. The Company has delivered to the Buyer true and complete copies of the Articles of Incorporation and By-laws of the Company as in effect on the date hereof. The minute books of the Company contain true and complete records of all meetings and consents in lieu of meeting of the Board of Directors and of the stockholders since the time of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. The stock books of the Company are true and complete.

                 3.7 Tax Matters. The Company has paid all federal, state, county, local, foreign and other taxes (hereinafter, "Taxes" or, individually, a "Tax") required to be paid by it through the date hereof, and all deficiencies or other additions to tax, interest and penalties owed by it, in connection with any such Taxes. The Company has filed all returns for Taxes that it is required to file through the date hereof. No penalties or other charges are or will become due with respect to the late filing of any return required to be filed by the Company through the date hereof.

                 3.8 Compliance with Laws; Permits. The Company and all products sold or services provided by it are in compliance in all material respects with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, judgments, orders





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and decrees applicable to it or its respective assets, properties, business or operations. The Company has all licenses, permits, orders or approvals of any federal, state, local or foreign governmental or regulatory body (collectively, "Permits") that are material to or necessary for the conduct of the Company Business (as defined in Section 8.1); such Permits are in full force and effect; no violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any Permit.

                 3.9 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-laws of the Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company or any Principal Stockholder is a party or by or to which it or any of its assets or properties may be bound or subject;
(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company or upon the securities, properties or Company Business; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company or to the securities, properties or Company Business; or (v) violate any Permit.

                 3.10 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or a Principal Stockholder relating to the Company Business. There are no actions, suits or claims or legal, administrative or arbitral proceedings or, to the knowledge of the Company, investigations pending or, to the knowledge of the Company, threatened against or involving the Company or any of its properties or assets or any Principal Stockholder, that, individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations, or condition (financial or otherwise) of the Company.

                 3.11     Contracts and Other Agreements; Consents.  Schedule
3.11 sets forth all of the material contracts and other agreements to which the Company or a Principal Stockholder is a party or by or to which they or their assets or properties are bound or subject, relating to the Company Business. All of such contracts and other agreements are valid, subsisting, in full





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force and effect and binding upon the parties thereto in accordance with their terms, and the Company or Principal Stockholder, as the case may be, has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Neither the Company nor any Principal Stockholder is a party to or bound by a contract or other agreement that either individually or in the aggregate materially adversely affects the Company's assets, properties, business, operations or condition (financial or otherwise). Except as separately identified on
Schedule 3.11, no approval or consent of any person is needed in order that the contracts and other agreements continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

                 3.12 Real Estate. Schedule 3.12 sets forth a list and summary description of all leases, subleases or other agreements under which the Company or contractual obligations on their part to purchase or acquire any interest in real property. The Company is the lessee under the leases or holder of the options, as the case may be, of each of the items set forth on
Schedule 3.12. Such leases, subleases and other agreements are in full force and effect and the Company has not received any notice of any default thereunder. The leasehold interests of the Company are subject to no lien or other encumbrance and enjoy a right of quiet possession as against any lien or other encumbrance on the property.

                 3.13 Tangible Property. All interests owned or claimed by the Company or a Principal Stockholder in or to the plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the Company Business and material leases, conditional sale contracts, franchises or licenses pursuant to which the Company may hold or use and any interest owned or claimed by the Company in or to such property and all other depreciable or amortizable property owned by the Company ("Tangible Property") are in full force and effect and, with respect to the performance of the Company, there is no default or event of default or event which with notice or lapse of time or both would constitute a default. The Tangible Property is in good operating condition and repair, and neither the Company nor any Principal Stockholder has received notice that it is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

                 3.14 Intangible Property. Schedule 3.14 sets forth all patents, trademarks, service marks, trade names and franchises, all applications for any of the foregoing, and all





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permits, grants and licenses or other rights running to or from the Company or a Principal Stockholder relating to any of the foregoing that are material to the Company Business. Except as set forth on Schedule 3.14, the rights of the Company or the Principal Stockholder, as the case may be, in the property set forth on Schedule 3.14 are free and clear of any liens or other encumbrances. Except as set forth on Schedule 3.14, the Company has no notice of any adversely held patent, invention, trademark, service mark or trade name of any other person relating to any of the property set forth on Schedules 3.13 and
3.14 or any process or confidential information of the Company, and the Company knows of no basis for any such charge or claim.

                 3.15 Liens. The Company owns outright and has good and marketable title to all of its assets and properties, in each case free and clear of any lien or other encumbrance, except for (i) immaterial assets and properties; (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business; or (iii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like person, all of which are not yet due and payable.

                 3.16 Liabilities. Except as set forth on Schedule 3.16, the Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental charges or lawsuits brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement ("Liabilities"). The Company has no knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company except in the ordinary course of business or as otherwise set forth on Schedule 3.16.

                 3.17 Employee Benefit Plans. The Company has no pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance and other employee benefit plans, programs or arrangements, maintained by the Company or under which the Company has any obligations in respect of, or which otherwise cover, any of the current or former officers or employees of the Company or its beneficiaries (hereinafter individually referred to as a "Plan" and collectively referred to as the "Plans").

                 3.18 Insurance. Schedule 3.18 sets forth a list and brief description of all policies or binders of fire, liability,





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product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the Company or Principal Stockholder relating to the Company Business. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect. The Company is not in default with respect to any provision contained in any such policy or binder. There are no outstanding unpaid claims under any such policy or binder.

                 3.19 Officers, Directors and Key Employees. Schedule 3.19 sets forth (i) the name and total compensation of each officer and director of the Company and of each other key employee, consultant, agent or other representative of the Company. None of such persons has made a written threat to the Company or to any of their officers or directors to cancel or otherwise terminate such person's relationship with the Company.

                 3.20 Section 341(f) of Internal Revenue Code. The Company has not at any time consented under section 341(f)(1) of the Code to have the provisions of section 341(f)(2) of the Code apply to any sale of its stock.

                 3.21 TH-Q Stock Not Registered. The Company acknowledges that the TH-Q Stock issued as part of the Purchase Price is not being registered under the Securities Act of 1933, as amended (the "Act") based upon an exemption from registration under Section 4(2) and Regulation D of the Act, in that the issuance of the TH-Q Stock does not involve any public offering. The Company represents that it is buying the TH-Q Stock for investment and not for resale or distribution.

         4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Company and the Principal Stockholders as follows:

                 4.1 Due Incorporation. The Buyer is duly organized, validly existing and in good standing under the laws of the State of New York.

                 4.2 Corporate Power of the Buyer. The Buyer has the corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. The Buyer has the requisite corporate power and authority to execute, deliver and carry out this Agreement and all other instruments, documents and agreements contemplated or required by the provisions of this Agreement to be executed, delivered or carried out by the Buyer. The Buyer has taken all necessary corporate action to approve this Agreement and to authorize the execution, delivery and performance of this Agreement by the Buyer, the issuance by the Buyer of the TH-Q Stock, and the consummation of the transactions





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contemplated hereby.  This Agreement has been duly and properly executed and delivered by the Buyer and constitutes the legally valid and binding obligations of the Buyer enforceable in accordance with its terms.

                 4.3 Purchase for Investment. The Buyer acknowledges that the Shares are not registered under the Act based on an exemption from registration under Section 4(2) of the Act, in that the issuance of the Shares does not involve any public offering. The Buyer represents that it is an "accredited investor" as defined under Regulation D the Act and is purchasing the Shares for investment and not for resale or distribution.

                 4.4 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-laws of the Buyer; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Buyer is a party or by or to which it or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Buyer or upon the securities or properties of the Buyer; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Buyer or to the securities, properties or business of the Buyer; or (v) violate any Permit.

                 4.5 Actions and Proceedings. There are no actions, suits or claims or legal, administrative or arbitral proceedings or, to the knowledge of the Buyer, investigations pending or, to the knowledge of the Buyer, threatened against or involving the Buyer or any of its properties or assets, that, individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations, or condition (financial or otherwise) of the Buyer.

                 4.6 Financial Condition. The Buyer has previously delivered to the Company its Annual Report on Form 10-K for the Buyer's Fiscal Year 1995 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, including financial statements (the "Financial Statements"). The Buyer has no knowledge of any material adverse change in the financial condition of the Company since the date of the Financial Statements.





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         5.      Covenants and Agreements.  The parties covenant and agree as follows:

                 5.1 Financial Information. The Company shall furnish to the Buyer financial statements as soon as available after the close of each fiscal year of the Company, balance sheet of the Company and the related statement of earnings and stockholders' equity and statement of cash flows of the Company.

                 5.2 Access to Information. The Company shall provide to the Buyer such information concerning the operations of the Company as the Buyer may from time to time reasonably request in writing and discuss the affairs, accounts and finances of the Company with the financial and management personnel of the Buyer. All such information shall be treated by the Buyer as confidential.

                 5.3 Notice of Certain Events. The Company shall promptly give written notice to the Buyer of (i) any casualty to any property, force majeure, legislative or regulatory change, revocation of license or right to do business, accident, labor dispute, confiscation or condemnation, the result of any of which might have an adverse effect upon the financial condition, business or prospects of the Company or (ii) any litigation, action, proceeding, investigation or claim, including, without limitation, those involving a governmental agency or regulatory body, which relates in whole or in part to any of the transactions contemplated by this Agreement.

                 5.4 Insurance. The Company shall maintain insurance with respect to its properties and business against such casualties and contingencies of such types in such amounts and with such deductible amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated.

                 5.5 Maintenance of Company Business. The Company shall maintain and preserve its existence, present form of Company Business, and all rights, privileges and franchises necessary or desirable in the normal course of its business; continue to engage in businesses of the same general type as now conducted by the Company; and keep all of its property necessary to operate its business in good working order and condition, ordinary wear and tear excepted.

                 5.6 Compliance With Laws. The Company and the Principal Stockholders shall comply in all respects with all laws, rules, regulations, orders and directives of any governmental or regulatory authority having jurisdiction over the Company and the Company Business and with all agreements to which the Company or a Principal Stockholder is a party, provided the





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Company or Principal Stockholder, as the case may be, may in good faith contest any ruling or directive.

                 5.7 Taxes and Other Liabilities. The Company shall pay all of its obligations when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures; and timely file all required tax returns.

                 5.8 Environmental Matters. The Company shall comply with all federal, state and local environmental laws.

                 5.9 Board Representation. As set forth in the Stockholder's Agreement, the Buyer may designate (the "Designated Director") up to twenty-five percent (25%) of the members of the Board of Directors of the Company. Initially, one (1) of the three (3) members of the Company's Board of Directors shall be a Designated Director.

                 5.10 Organic Changes. The Company shall not allow or cause the occurrence of any Organic Change (as defined below) unless it has received the affirmative vote of all Designated Directors for such Organic Change. For purposes of this Section 5.10, "Organic Change" means (i) any sale, lease or exchange of property or assets of the Company in a transaction involving One Million Dollars ($1,000,000) or more whether or not in the ordinary course of business; (ii) the issuance by the Company of any capital stock in excess of five percent (5%) of the outstanding capital stock of the Company; (iii) any merger or consolidation to which the Company is party; (iv) the direct or indirect acquisition of any business by the Company, whether by purchase of assets, stock or otherwise, for consideration having a price of fair value of One Million Dollars ($1,000,000) or more; or (v) an initial public offering of the capital stock of the Company; provided, that in determining the value of consideration given or the amount involved in a transaction described in the foregoing clauses (i) through (iv), there shall be included the fair value of cash and non-cash consideration, deferred payments, and all liabilities assumed by the purchaser or acquirer.

                 5.11 Compensation. The Company will maintain a compensation committee (the "Compensation Committee") comprised of certain members of the Board of Directors and performing the functions set forth in the Stockholders Agreement.

                 5.12 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in any state or federal court located in Los





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Angeles County, State of California, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives any offsets or counterclaims in any such action, suit or proceeding. Each party further irrevocably subjects to the jurisdiction of any such court in any such action, suit or proceeding.

                 5.13 Employment Agreements. The Company and each of the Principal Stockholders shall enter into employment agreements setting forth terms of employment, including non-competition provisions, within a reasonable period after the Closing Date.

         6. Conditions precedent to the Obligation of the Buyer to Close. The obligation of the Buyer to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

                 6.1 Third-Party Consents. All Permits and governmental approvals and consents, permits and approvals from parties to contracts or other agreements with the Company or any Principal Stockholder that may be required in connection with the performance by the Company or the Principal Stockholders of its obligations under this Agreement or the continuance of such contracts or other agreements with the Company after the Closing shall have been obtained.

                 6.2 Opinion of Counsel to the Principal Shareholders and the Company. The Buyer shall have received the opinion of Huck, Bouma, Martin, Charlton & Bradshaw, P.C., counsel to the Company, dated the Closing Date, addressed to the Buyer, in a form satisfactory to the Buyer.

                 6.3 Escrow Agent Letter Agreement. Counsel to the Company, or such other agent as designated by the Company (the "Escrow Agent"), shall have delivered to the Buyer and the Company a completed and executed escrow letter agreement substantially in the form of Exhibit A.

                 6.4 Stockholders Agreement. The parties hereto shall have entered into a Stockholders Agreement.

                 6.5 Appointment of Directors. The Designated Director(s) shall have been designated in accordance with the Stockholders Agreement.





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                 6.6      Delivery of Stock Certificates.  The Company shall
have delivered to the Stock Escrow Agent on the Closing Date stock certificates representing the Shares in proper form for transfer.

         7. Conditions Precedent to the Obligation of the Company and Principal Stockholders to Close. The obligation of the Company and Principal Stockholders to enter into and complete the Closing is subject, to the fulfillment of the following conditions, any one or more of which may be waived:

                 7.1 Stock Escrow Agent Letter. Counsel to the Buyer, or such other agent as designated by the Buyer, shall have delivered to Buyer and the Company a completed and executed escrow agreement substantially in the form of Exhibit A.

                 7.2 Opinion of Counsel to the Buyer. The Company shall have received the opinion of Sidley & Austin, counsel to the Buyer, dated the Closing Date, addressed to the Company and the Principal Stockholders, in a form acceptable to the Company.

                 7.3 Stockholders Agreement. The parties hereto shall have entered into a Stockholders Agreement.

                 7.4 Delivery of Payment of Purchase Price. The Buyer shall have delivered to the Escrow Agent, the TH-Q Stock and cash comprising the Purchase Price.

         8.      Covenants of the Principal Stockholders.

                 8.1 Covenants Against Competition. Each Principal Stockholder acknowledges that (i) the Company is engaged in the business of software development for video games and video game platform conversions (the "Company Business"); (ii) his work for the Company has given him and will continue to give him access to trade secrets of and confidential information concerning the Company; (iii) the agreements and covenants contained in this
Section 8 are essential to protect the Company Business and the equity interest purchased by the Buyer; (iv) the Buyer would not purchase the Shares but for such agreements and covenants; and (v) he has means to support himself and his dependents other than by engaging in the Company Business and the provisions of this Section 8 will not impair such ability. Accordingly, each covenants and agrees, with respect to himself, as follows:

                          8.1.1   Non-Compete.  During the term of the
Principal Stockholder's employment with the Company or any of its affiliates and for a period of eighteen (18) months following the termination, for cause or otherwise, of the Principal Stockholder's employment with the Company (the "Restricted Period"), the Principal Stockholder shall not in any state or





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county of the United States and any other location where the Company is engaged in the Company Business, directly or indirectly, (i) engage in the Company Business for the Principal Stockholder's own account with respect to any video game or game platform that the Company has marketed within two (2) years prior to such time, is then marketing or is then developing (i.e., wrestling game versus wrestling game; racing game versus racing game; fishing game versus fishing game); (ii) enter the employ of, or render any services to, any person engaged in such activities; or (iii) have an economic interest in any such person in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; provided, however, the Principal Stockholder may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange if the Principal Stockholder is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 1% or more of any class of securities of such person.

                          8.1.2   Confidential Information.  During and after
the Restricted Period, the Principal Stockholder shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters of the Company and its affiliates, including, without limitation, "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes, designs and design projects, inventions and research projects of the Company or its affiliates learned by the Principal Stockholder heretofore or hereafter.

                          8.1.3   Property of the Company.  All memoranda,
notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, including, but not limited to, programs, utilities, routines and tools made or compiled by or on behalf of the Principal Stockholder, or made available to the Principal Stockholder relating to the Company Business, the Company or its affiliates, are and shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Principal Stockholder's employment with the Company or its affiliates or at any other time on request of the Company.

                          8.1.4   Employees and Consultants of the Company.
During the Restricted Period, the Principal Stockholder shall not, directly or indirectly, hire or solicit any employee of the Company or its affiliates or consultants then under contract with





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




the Company or encourage any such employee to leave such employment or to terminate such consulting relationship.

                 8.2 Rights and Remedies Upon Breach. If the Principal Stockholder breaches, or threatens to commit a breach of, any of the provisions of Section 8.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                          8.2.1   Specific Performance.  The right and remedy
to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                          8.2.2   Accounting.  The right and remedy to require
the Principal Stockholder to account for and pay over to the Company, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by the Principal Stockholder as the result of any transactions constituting a breach of the Restrictive Covenants.

                 8.3 Severability of Covenants. Each Principal Stockholder acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                 8.4 Blue-Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                 8.5 Enforceability in Jurisdiction. The Buyer, the Company and the Principal Stockholders intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Buyer and the Principal Stockholders that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdiction, such Covenants, as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         9. Survival of Representations and Warranties of the Sellers. Notwithstanding any right of the Buyer fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Company and of each Principal Stockholder contained in this Agreement. All such representation, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder.

         10.     Indemnification.

                 10.1 Obligation of the Company and Principal Stockholders to Indemnify. Subject to the limitations contained herein, the Company and the Principal Stockholders jointly and severally agree to indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. Each Principal Stockholder agrees to indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, affiliates and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of such Principal Stockholder contained in Section 3.1.

                 10.2 Obligation of the Buyer to Indemnify. The Buyer agrees to indemnify, defend and hold harmless the Company and Principal Stockholders from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Buyer contained in Section 4.

         11.     Miscellaneous.

                 11.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                          (i)     "affiliate" with respect to any person, means
any other person controlling, controlled by or under common control with such person.

                          (ii)    "contracts and other agreements" means all
contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses, commitments or other binding arrangements, express or implied.

                          (iii)   "document or other papers" means any
document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, schedule (including any Schedule to this Agreement), exhibit (including any Exhibit to this Agreement) or any other paper whatsoever.

                          (iv)    "governmental or regulatory body" means any
government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision.

                          (v)     "lien or other encumbrance" means any lien,
pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                          (vi)    "person" means any individual, corporation,
partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

                          (vii)   "property" means real, personal or mixed
property, tangible or intangible.

                 11.2 Knowledge. As used in this Agreement, the term "knowledge," with respect to the Company or the Buyer, means the actual knowledge of its officers, directors or shareholders.

                 11.3 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Company and the Buyer.

                 11.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed two days after the date of deposit in the United States mails, as follows:

                           (i)         if to the Buyer, to:

                                       TH-Q, Inc.
                                       5016 North Parkway Calabasas
                                       Calabasas, CA  91302
                                       Attention:  Brian J. Farrell
                                       Telecopy:   (818) 591-1615

                                       with a copy to:

                                       Sidley & Austin
                                       555 West Fifth Street, 40th Flr
                                       Los Angeles, CA 90013
                                       Attention:  Sherwin L. Samuels, Esq.
                                       Telecopy:   (213) 896-6600

                           (ii)        if to the Company or Principal
                                       Stockholders, to:

                                       Inland Productions, Inc.
                                       572 East Farnham Lane
                                       Wheaton, IL  60187
                                       Attention:  Scott Williamson

                                       with a copy to:

                                       Huck, Bouma, Martin, Charlton & Bradshaw,
                                         P.C.
                                       1755 S. Naperville Road, Suite 200
                                       Wheaton, IL  60187
                                       Attention:  George M. Bradshaw, Esq.
                                       Telecopy:   (708) 221-1756

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                 11.5 Entire Agreement. This Agreement (including the Schedules) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

                 11.6 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                 11.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California.

                 11.8 Further Assurances. The Company and the Buyer will, at any and all times, execute and deliver all such further documents, resolutions, assignments, transfers and assurances as may be necessary or desirable for the better assuring and confirming of all of the rights and remedies hereunder and to comply with applicable law.

                 11.9 Legend. The Company and the Buyer shall place appropriate legends on the certificates evidencing the Shares and TH-Q Stock, respectively, as set forth in the Stockholders Agreement.

                 11.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

                 11.11 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. The term "or" is not exclusive.

                 11.12 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                 11.13 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                 11.14 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        TH-Q, INC.


                                        /s/Brian J. Farrell
                                        ---------------------------------------
                                        By:  Brian J. Farrell
                                        Title: President


                                        INLAND PRODUCTIONS, INC.


                                        /s/ Michael Cihak
                                        ---------------------------------------
                                        By: Michael Cihak
                                        Title:President


                                        SCOTT WILLIAMSON


                                        /s/Scott Williamson
                                        ---------------------------------------


                                        MICHAEL CIHAK

                                        ---------------------------------------
                                        /s/Michael Cihak